UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2018 (April 9, 2018)

IQVIA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Wooster Heights Road,

Danbury, Connecticut 06810

and

4820 Emperor Blvd.

Durham, North Carolina 27703

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 448-4600 and (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2016, in connection with the merger of Quintiles Transnational Holdings Inc. and IMS Health Holdings, Inc, we entered into a shareholders agreement (the “Shareholders Agreement”) with certain of the largest post-merger shareholders, including Dennis B. Gillings, CBE (“Dr. Gillings”) and certain of his affiliates. Pursuant to the Shareholders Agreement, Dr. Gillings was elected as our lead director through our 2018 annual meeting of stockholders, which was held on April 10, 2018 (the “Annual Meeting”). Following the Annual Meeting, Dr. Gillings retired from the board of directors. Dr. Gillings’ retirement, notice of which was provided to us on April 9, 2018, was not due to any disagreement with us on any matter relating to our operations, policies or practices.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 10, 2018, we held our 2018 Annual Meeting of Stockholders. As of February 14, 2018, the record date for the meeting, there were 208,270,100 shares of common stock outstanding and entitled to vote on all matters. At the meeting, stockholders voted on the following items:

Proposal No. 1 – The following nominees were elected by majority vote to serve on the Board of Directors as Class II directors:

	For	Withhold	Broker Non-Vote
Ari Bousbib	179,776,187	8,629,689	5,660,587
Colleen A. Goggins	185,351,894	3,053,982	5,660,587
John M. Leonard, M.D.	163,820,155	24,585,721	5,660,587
Todd B. Sisitsky	141,711,431	46,694,445	5,660,587

Proposal No. 2 – The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018 was ratified.

For	Against	Abstain	Broker Non-Vote

192,180,767	1,825,480	60,216	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2018	IQVIA HOLDINGS INC.

	By:	/s/ Eric Sherbet
Eric Sherbet Executive Vice President and General Counsel